SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     September 28, 2000 (September 13, 2000)
                Date of Report (Date of earliest event reported)


                               Baron Capital Trust
              Exact name of registrant as specified in its charter


         Delaware                 333-35063                      31-1574856
State or other jurisdiction       Commission                    IRS Employer
      of incorporation            File Number                 Identification No.

                               Baron Capital Trust
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                Address of principal executive offices, zip code


                                  513-984-5001
                         Registrant's telephone number,
                               including area code


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Item 5. Other Events.

     On or about September 13, 2000, the Registrant received notice from counsel to KeyBank National Association ("Lender") that Burlington Residential, Ltd. ("Borrower"), the owner of a residential apartment property under development in Boone County, Kentucky, had defaulted on its loan from Lender for the following reasons: (i) its failure to pay current interest due and meet certain equity requirements and other covenants under the loan agreements (including the applicable note), (ii) adverse changes in the respective financial conditions of Borrower and the Registrant, which has guaranteed 35% of the loan, and (iii) the Registrant's failure to meet certain tangible net worth tests set forth in the loan agreements.

     Lender indicated in the notice that since the default has not been cured within applicable grace periods under the loan agreements, it was exercising its right to accelerate the loan and demanded immediate payment of the outstanding principal balance of the loan, together with all interest thereon and amounts owed to Lender for charges, fees and expenses, in the amount of $5,633,135.26, and it was relieved of any commitment to loan any additional funds to Borrower for the existing phase and additional phases of the construction project which is the subject of the loan.

     Gregory K. McGrath, a principal of Borrower, has indicated to a representative of the Registrant that Lender has agreed to extend action for 60 days while Borrower seeks to reach an arrangement with Lender.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                            BARON CAPITAL TRUST

Date:  September 28, 2000                   By :  Mark L. Wilson
                                                  --------------
                                                  Mark L. Wilson,
                                                  Chief Financial Officer